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                                                                   EXHIBIT 10.16

                              AGREEMENT AND WAIVER
                              --------------------


     THIS AGREEMENT, dated as of April 20, 1999, by and among CyberSentry, Inc. (the "Company") and David M. Veltman (the "Shareholder"),

                              W I T N E S S E T H:

     WHEREAS, on May 7, 1998, Telecommunications Service Center, Inc., a Florida corporation ("TSC"), filed for bankruptcy protection in Florida (the "Bankruptcy");

     WHEREAS, pursuant to TSC's Second Amended Plan of Reorganization (the "Plan"), on March 24, 1999, TSC merged with and into the Company, with the Company being the surviving corporation (the "Merger");

     WHEREAS, immediately prior to the consummation of the Merger, the Shareholder held various claims against, interests in or claims for administrative expenses in the Bankruptcy case concerning TSC ("Claims");

     WHEREAS, pursuant to the Plan and the Merger, the Shareholder was entitled to receive $258,765 in cash and 2,291,921 shares of the Company's Class A Convertible Redeemable Participating Preferred Stock ($1.50 Liquidation Value), par value $.001 per share (the "Class A Preferred Stock"), in exchange for all or a portion of his Claims;

     WHEREAS, pursuant to the Plan and the Merger, the holders of Class A Preferred Stock will be entitled to elect to participate in a mandatory redemption pool of $.05 per share to be funded by the Company on each March 1 and September 1 of the years 2000, 2001, 2002, 2003 and 2004 (the "Redemption Pool"); and

     WHEREAS, in order to strengthen the financial condition of the Company, and thereby to enhance the value of the Shareholder's shareholdings in the Company, the Company and the Shareholder have agreed that it would be mutually beneficial if (i) the Company were to issue to the Shareholder 258,765 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") instead of the $258,765 in cash that he would otherwise be entitled to receive pursuant to the Plan and the Merger, and (ii) the Shareholder were to waive his right, as a holder of Class A Preferred Stock, to participate in the Redemption Pool.

     NOW, THEREFORE, the parties hereto, in consideration of foregoing premises, of the mutual covenants herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows:

     1. The Company and the Shareholder agree that the Company shall not distribute the $258,765 in cash which the Shareholder would otherwise be entitled to receive pursuant to the
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Plan and the Merger; and further agree that in lieu of such cash, the Company shall issue to the Shareholder 258,765 shares of Common Stock.

     2. The Company represents and warrants to the Shareholder that the shares of Common Stock to be issued pursuant to this Agreement and Waiver shall be duly authorized, validly existing and fully paid shares.

     3. The Shareholder, on behalf of himself, his heirs, successors and assigns, waives his right to participate in the Redemption Pool to be funded by the Company pursuant to the Plan and the Merger, and acknowledges that the certificate or certificates representing his shares of Class A Preferred Stock will be legended to reflect such restriction.

     4. As holder of more than 51% of the voting power of the Class A Preferred Stock, pursuant to the Plan and the terms of the Class A Preferred Stock, the Shareholder hereby designates Hal Shankland as a director of the Company.

     IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have hereunto set their respective hands as of the day and year first above written.


                              CYBERSENTRY, INC.


                              By:  /s/ Gerald A. Resnick
                                 ------------------------------------
                                       Gerald A. Resnick, President


                                     /s/ David M. Veltman
                                 ------------------------------------
                                         David M. Veltman








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